UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 19, 2015	(June 19, 2015)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the Annual Meeting) of Metro Bancorp, Inc. (Metro or the Company) was held on June 19, 2015. At that meeting, the shareholders considered and acted upon the following proposals:

1.  The election of directors.  By the vote reflected below, the shareholders elected the following individuals to serve as directors until the 2016 Annual Meeting:

	Votes For	Votes Withheld	Broker Non-Votes
James R. Adair	11,879,822	526,439	1,256,863
Douglas R. Berry	11,956,745	449,516	1,256,863
John J. Cardello, CPA	11,732,176	674,085	1,256,863
Douglas S. Gelder	11,469,419	936,842	1,256,863
Alan R. Hassman	11,926,534	479,727	1,256,863
Richard J. Lashley	12,164,371	241,890	1,256,863
J. Rodney Messick	11,986,587	419,674	1,256,863
Jessica E. Meyers	11,927,597	478,664	1,256,863
Gary L. Nalbandian	11,857,243	549,018	1,256,863
Michael A. Serluco	11,955,772	450,489	1,256,863
Thomas F. Smida, Esq.	8,651,710	3,754,551	1,256,863
Samir J. Srouji, M.D.	11,823,561	582,700	1,256,863

2.  The approval of the 2016 employee stock option and restricted stock plan. The voting results were as follows: 8,808,513 shares voted for the proposal; 3,583,962 shares voted against the proposal; and 13,786 shares abstained from voting on the proposal. There were 1,256,863 broker non-votes on the proposal.

3.  The approval of an amendment to the 2011 directors stock option and restricted stock plan. The voting results were as follows: 11,764,845 shares voted for the proposal; 622,237 shares voted against the proposal; and 19,179 shares abstained from voting on the proposal. There were 1,256,863 broker non-votes on the proposal.

4. The Say-On-Pay Proposal advisory vote on compensation of named executive officers.  The shareholders voted to approve, on an advisory non-binding basis, the compensation paid to the named executive officers. The voting totals for this item are as follows: 11,823,455 shares voted for the proposal; 487,527 shares voted against the proposal; and 95,279 shares abstained from voting on the proposal.  There were 1,256,863 broker non-votes on the proposal.

5.  The ratification of the appointment of BDO USA, LLP as Metro's independent registered public accounting firm for the fiscal year ending December 31, 2015. The voting results were as follows: 13,487,431 shares voted for the proposal; 160,348 shares voted against the proposal; and 15,345 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

Item 7.01. Regulation FD Disclosure

On June 19, 2015, the shareholders of Metro Bancorp, Inc. held their annual shareholders' meeting. At that meeting, the Chief Executive Officer and Chief Financial Officer of Metro made a presentation to shareholders. The slide presentation used during the meeting is attached as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On June 19, 2015, the Company presented to its shareholders the presentation included as Exhibit 99.1 of this Form 8-K.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Shareholder Presentation Materials of Metro Bancorp, Inc., dated June 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
-----------------------------------------------
(Registrant)

Date: June 19, 2015

/s/ Mark A. Zody
-----------------------------------------------
Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.           Description

99.1	Shareholder Presentation Materials of Metro Bancorp, Inc., dated June 19, 2015